UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                  Date of Report:  March 31, 2003
        (Date of Earliest Event Reported:  March 31, 2003)

                        EL PASO CORPORATION
      (Exact name of Registrant as specified in its charter)


     Delaware             1-14365            76-0568816
  (State or other    (Commission File     (I.R.S. Employer
  jurisdiction of         Number)       Identification No.)
 incorporation or
   organization)


                         El Paso Building
                       1001 Louisiana Street
                       Houston, Texas 77002
        (Address of principal executive offices) (Zip Code)



 Registrant's telephone number, including area code (713) 420-2600



Item 7.  Financial Statements, ProForma Financial Information and
         Exhibits
         --------------------------------------------------------

          (c)  Exhibits.

                Exhibit
                 Number    Description
                -------    ------------
                  99.1     Press Release dated March 31, 2003.

                  99.2     Slide Presentation dated March  31, 2003



Item 9. Regulation FD Disclosure
        ------------------------
On March 31, 2003, we announced our earnings results for 2002. A copy of our press release is attached as Exhibit 99.1 and a copy of our slide presentation is attached as Exhibit 99.2, and each is incorporated herein by reference. The attached Exhibits are not filed, but are furnished to comply with Item 9 and Item 12 of Form 8-K.

In the press release and the operating statistics, we use earnings before interest and income taxes (EBIT) to assess the operating results and effectiveness of our business segments. We define EBIT as operating income, adjusted for earnings from unconsolidated affiliates, capitalized returns on equity and other miscellaneous non-operating items. Items that are not included in this measure are financing costs, including interest and debt expense, income taxes, discontinued operations, extraordinary items and cumulative effect of accounting changes.

We believe EBIT is a useful measurement for our investors because it provides information that can be used to evaluate the effectiveness of our businesses and investments from an operational perspective, exclusive of the costs to finance those activities and exclusive of income taxes, neither of which are directly relevant to the efficiency of those operations. This measurement may not be comparable to measurements used by other companies and should not be used as a substitute for net income or other performance measures such as operating cash flow.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              EL PASO CORPORATION



                              By:  /s/ Jeffrey I. Beason
                                 -----------------------
                                   Jeffrey I. Beason
                                 Senior Vice President
                                     and Controller
                             (Principal Accounting Officer)

Dated:  March 31, 2003

                           EXHIBIT INDEX

     Exhibit
     Number       Description

      99.1        Press Release dated March 31, 2003.

      99.2        Slide Presentation dated March 31, 2003.